UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated February 13, 2012, announcing that it has completed the sale of $3.0 billion of senior notes, which FCX expects to use the net proceeds from plus cash on hand to redeem its outstanding 8.375% Senior Notes due 2017. See Exhibit 99.1.

FCX also issued a press release dated February 13, 2012, announcing that it has issued a notice to redeem all of its outstanding 8.375% Senior Notes due 2017 on March 14, 2012.  Approximately $3.0 billion aggregate principal amount of its 8.375% Senior Notes is currently outstanding. See Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting (authorized signatory and Principal Accounting Officer)

Date: February 13, 2012

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated February 13, 2012, titled “Freeport-McMoRan Copper & Gold Inc. Completes Sale of $3.0 Billion of Senior Notes.”

99.2	Press Release dated February 13, 2012, titled “Freeport-McMoRan Copper & Gold Inc. Announces Redemption of its 8.375% Senior Notes due 2017.”